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                                                                  EXHIBIT 99.2a2



                   SALOMON BROTHERS HIGH YIELD BOND FUND INC

                             ARTICLES OF AMENDMENT


          SALOMON BROTHERS HIGH YIELD BOND FUND INC, a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:  The Charter of the Corporation is hereby amended as follows:

               Article II of the Charter is amended in its entirety to read as follows:

                                      NAME
                                      ----

          The name of the corporation (which is hereinafter called the "Corporation") is "Salomon Brothers High Income Fund II Inc".

          SECOND: The amendment does not increase the authorized stock of the Corporation.

          THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.
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          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on April 15, 1998.


WITNESS:                            SALOMON BROTHERS HIGH YIELD BOND FUND INC


/s/ Robert A. Vegliante             By:/s/ Heath B. McLendon
----------------------------           -------------------------------
Robert A. Vegliante, Esq.              Heath B. McLendon
Secretary                              President


          THE UNDERSIGNED, President of Salomon Brothers High Yield Bond Fund Inc, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                    /s/ Heath B. McLendon
                                    --------------------------
                                    Heath B. McLendon
                                    President